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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF AUTODESK, INC.


     The Registrant owns 100 percent of the outstanding voting securities of the following corporations, as of January 31, 2003, all of which are included in the Registrant's consolidated financial statements:

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
 Name                                             Jurisdiction of Incorporation
 ----                                             -----------------------------
 Autodesk (Europe) S.A.                           Switzerland
 Autodesk AB                                      Sweden
 Autodesk AG                                      Switzerland
 Autodesk de Argentina S.A.                       Argentina
 Autodesk Asia Pte Ltd.                           Singapore
 Autodesk Australia Pty Ltd.                      Australia
 Autodesk do Brazil Ltda                          Brazil
 Autodesk B.V.                                    Netherlands
 Autodesk Canada Inc.                             Canada
 Autodesk Consulting (Shanghai) Co, Ltd.          Shanghai
 Autodesk Development B.V.                        Netherlands
 Autodesk Development Canada Inc.                 Canada
 Autodesk Development S.a.r.l.                    Switzerland
 Autodesk (EMEA) S.A.                             Switzerland
 Autodesk Far East Ltd.                           Hong Kong
 Autodesk GesmbH                                  Austria
 Autodesk GmbH                                    Germany
 Autodesk India Private Ltd.                      India
 Autodesk International Holding Co.               Delaware
 Autodesk International Ltd.                      Barbados
 Autodesk Ireland Ltd.                            Ireland
 Autodesk Korea Ltd.                              Korea
 Autodesk Ltd.                                    United Kingdom
 Autodesk Japan Ltd                               Japan
 Autodesk de Mexico S.A. de C.V.                  Mexico
 Autodesk S.A. (Spain)                            Spain
 Autodesk S.A.                                    France
 Autodesk S.p.A.                                  Italy
 Autodesk Software Lda                            Portugal
 Autodesk Spol. S.R.O.                            Czech Republic
 Autodesk, Taiwan Ltd.                            Taiwan
 Autodesk de Venezuela                            Venezuela
 Buzzsaw, Inc.                                    Delaware
 Discreet Logic Inc.                              Canada
 Discreet, Inc.                                   Delaware
 Discreet Logic-USA, Inc.                         Delaware
 Revit Technology Corporation                     Delaware
 Revit Technology Limited                         United Kingdom
 Revit Security Corporation                       Massachusetts
 Revit Technology Asia Pacific PTE LTD            Singapore
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